================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             INTIMATE BRANDS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                    INTIMATE
                                     brands

                             THREE LIMITED PARKWAY
                              COLUMBUS, OHIO 43230
                                 (614) 415-8000

                                                                  April 20, 1998

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held at 10:30 a.m., Eastern Daylight Time, on May 18, 1998, at the offices of Victoria's Secret Catalogue, 3425 Stelzer Road, Columbus, Ohio. Our Investor Relations telephone number is (614) 415-7070 should you require assistance in finding the location of the meeting. The formal Notice of Annual Meeting of Stockholders and Proxy Statement are attached. I hope that you will be able to attend and participate in the meeting, at which time I will have the opportunity to review the business and operations of Intimate Brands.

     The matters to be acted upon by our stockholders are set forth in the Notice of Annual Meeting of Stockholders. It is important that your shares be represented and voted at the meeting. Accordingly, after reading the attached Proxy Statement, would you kindly sign, date and return the enclosed proxy card. Your vote is important regardless of the number of shares you own.

                                            Sincerely yours,

                                            /s/ Leslie H. Wexner

                                            Leslie H. Wexner
                                            Chairman of the Board

                                    INTIMATE
                                     brands

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 18, 1998

                                                                  April 20, 1998

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Intimate Brands, Inc., a Delaware corporation (the "Company"), will be held at the offices of Victoria's Secret Catalogue, 3425 Stelzer Road, Columbus, Ohio on May 18, 1998, at 10:30 a.m., Eastern Daylight Time, for the following purposes:

        1. To elect three directors to serve for terms of three years.

        2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record, as shown by the transfer books of the Company, at the close of business on March 27, 1998 are entitled to notice of and to vote at the Annual Meeting.

                                            By Order of the Board of Directors

                                            /s/ Leslie H. Wexner

                                            Leslie H. Wexner
                                            Chairman of the Board

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                                    INTIMATE
                                     brands

                             THREE LIMITED PARKWAY
                              COLUMBUS, OHIO 43230
                                 (614) 415-8000

                                PROXY STATEMENT
                              DATED APRIL 20, 1998

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 1998

     The accompanying proxy is solicited by the Board of Directors of Intimate Brands, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders to be held May 18, 1998 (the "Annual Meeting"), and any adjournments thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted in accordance with the recommendation of the Company's Board of Directors with respect to each matter submitted to the Company's stockholders for approval. Abstentions will not be voted, but will be counted for determining the presence of a quorum. Broker non-votes will not be counted for any purpose. Any stockholder giving a proxy has the power to revoke it prior to its exercise by notice of revocation to the Company in writing, by voting in person at the Annual Meeting or by execution of a subsequent proxy; provided, however, that such action must be taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

     The shares entitled to vote at the meeting consist of shares of Class A Common Stock and Class B Common Stock of the Company (collectively, the "Common Stock"), with each share of Class A Common Stock entitling the holder of record to one vote and each share of Class B Common Stock entitling the holder of record to three votes. At the close of business on March 27, 1998, the record date for the Annual Meeting, there were outstanding 42,503,609 shares of Class A Common Stock and 210,000,000 shares of Class B Common Stock. All shares of Class B Common Stock, representing approximately 94% of the voting power of the Company, are held by The Limited, Inc. ("The Limited"). The Class A Common Stock and the Class B Common Stock will vote as a single class with respect to all matters submitted to stockholders for approval at the Annual Meeting. This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about April 20, 1998.

                             ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS.

     Three members of the Board of Directors of the Company will be elected at the Annual Meeting. Directors elected at the Annual Meeting will hold office for a three-year term expiring at the Annual Meeting of Stockholders in 2001 or until their successors are elected and qualified. The nominees of the Board of Directors for such positions are identified below. In the event any of such nominees is unable or unwilling to serve as a director, it is intended that the proxies will be voted for the election of such person nominated by the Board of

Directors in substitution. The Company has no reason to believe that any nominee of the Board of Directors will be unable to serve as a director if elected.

     Stockholders wishing to nominate directors for election may do so by delivering to the Secretary of the Company, no later than 14 days before the Annual Meeting, a notice setting forth (a) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (b) the principal occupation or employment of each such nominee and (c) the number of shares of stock of the Company beneficially owned by each such nominee. No person may be elected as a director unless he or she has been nominated by a stockholder in the manner just described or by the Board of Directors. The three nominees receiving the highest number of votes will be elected directors. Proxies may not be voted for more than three nominees.

BUSINESS EXPERIENCE.

  Nominees of the Board of Directors for Election at the 1998 Annual Meeting.

KENNETH B. GILMAN            Mr. Gilman has been Vice Chairman of the Company since 1995.
                             Mr. Gilman has been Vice Chairman and Chief Administrative
                             Officer of The Limited since 1997 and was Vice Chairman and
                             Chief Financial Officer of The Limited from 1993 to 1997 and
                             Executive Vice President and Chief Financial Officer of The
                             Limited for five years prior thereto. Mr. Gilman has also
                             been the Vice Chairman of the Board of Abercrombie & Fitch
                             Co. ("Abercrombie & Fitch"), a subsidiary of The Limited,
                             since 1996.

BETH M. PRITCHARD            Ms. Pritchard has been President and Chief Executive Officer of Bath & Body Works, Inc. ("Bath & Body Works") since
                             November 1993, and assumed such position with the Company in
                             1995. Ms. Pritchard also has served as Chief Executive
                             Officer of Victoria's Secret Bath and Fragrance from June
                             1996 to March 1998. For approximately one and one-half years prior to assuming her position with Bath & Body Works, Ms.
                             Pritchard held the position of Executive Vice President and
                             General Manager at Bath & Body Works. From 1991 until 1993, she was Executive Vice President at Express, a business
                             operated by The Limited.

LESLIE H. WEXNER             Mr. Wexner has been Chairman of the Board and Chief
                             Executive Officer of the Company since 1995. Mr. Wexner has been President and Chief Executive Officer of The Limited
                             since he founded The Limited in 1963 and has been Chairman of the Board of Directors of The Limited for more than five years. Mr. Wexner is also Chairman of the Board of
                             Abercrombie & Fitch and a director of Hollinger
                             International, Inc. and Hollinger International Publishing,
                             Inc.

  Directors Whose Terms Continue until the 1999 Annual Meeting.

ROGER D. BLACKWELL           Dr. Blackwell has been a Professor of Marketing at The Ohio
                             State University for more than five years and is also
                             President and Chief Executive Officer of Roger D. Blackwell
                             Associates, Inc., a marketing consulting firm in Columbus,
                             Ohio. Dr. Blackwell is also a director of Abercrombie &
                             Fitch, Airnet Systems, Inc., Applied Industrial
                             Technologies, Inc., Checkpoint Systems, Inc., The
                             Flex-Funds, Max & Erma's Restaurants, Inc. and Worthington
                             Foods, Inc.

GRACE A. NICHOLS             Ms. Nichols has been President and Chief Executive Officer of Victoria's Secret Stores, Inc. since January 1991, and
                             assumed such position with the Company in 1995. Prior to her position as President, Ms. Nichols held the position of
                             Executive Vice President, General Merchandise Manager from
                             1988 to 1991 and Vice President, General Merchandise Manager
                             from 1986 to 1988 at Victoria's Secret Stores.

DONALD B. SHACKELFORD        Mr. Shackelford has been Chairman of the Board and Chief
                             Executive Officer of State Savings Bank, a banking business, for more than five years and has been the Chief Executive
                             Officer of State Savings Co. since 1995. Mr. Shackelford is also a director of Abercrombie & Fitch, The Limited,
                             Progressive Corporation and Worthington Foods, Inc.

  Directors Whose Terms Continue until the 2000 Annual Meeting.

CYNTHIA A. FIELDS            Ms. Fields joined the Company in 1984 and has been President and Chief Executive Officer of Victoria's Secret Catalogue
                             since August 1988, and assumed such position with the
                             Company in 1995. Ms. Fields is also a director of Pathfinder
                             International.

E. GORDON GEE                Dr. Gee has been President of Brown University since January
                             1998. Dr. Gee was President of The Ohio State University
                             from 1990 to 1997. Dr. Gee is also a director of Abercrombie
                             & Fitch, ASARCO, Inc., Glimcher Realty Trust and The
                             Limited.

ALEX SHUMATE                 Mr. Shumate has been the Managing Partner of the Columbus,
                             Ohio office of the law firm of Squire, Sanders & Dempsey
                             L.L.P. since 1991, and a partner with that firm for more
                             than five years. Mr. Shumate is also a director of Banc One
                             Corporation and Wm. Wrigley, Jr. Company.

INFORMATION CONCERNING THE BOARD OF DIRECTORS.

     The Company's Board of Directors held 5 meetings in fiscal year 1997. During fiscal year 1997, all of the directors attended 75% or more of the total number of meetings of the Board and of Committees of the Board on which they served.

     The Audit Committee of the Board recommends the firm to be employed as the Company's independent public accountants and reviews the scope of the audit and audit fees. In addition, the Audit Committee consults with the independent auditors with regard to the plan of audit, the resulting audit report and the accompanying management letter, and confers with the independent auditors with regard to the adequacy of internal accounting controls, as appropriate, out of the presence of management. Mr. Shumate (Chair) and Dr. Blackwell are the members of the Audit Committee. The Audit Committee held 5 meetings in fiscal year 1997.

     The Compensation Committee of the Board is charged with reviewing executive compensation and administering the Company's stock option and performance incentive plans. Its members are Mr. Shackelford (Chair) and Dr. Gee. Members of the Compensation Committee held 4 meetings in fiscal year 1997, and took action in writing without a meeting on 17 occasions.

     The Executive Committee of the Board may exercise, to the fullest extent permitted by law, all of the powers and authority granted to the Board. The Executive Committee may also declare dividends, authorize the issuance of stock and authorize the seal of the Company to be affixed to papers that require it. Its members are Messrs. Wexner (Chair) and Shumate. The Executive Committee took action in writing without a meeting on 3 occasions in fiscal year 1997.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT.

     Set forth below is certain information about the securities ownership of all directors of the Company, the executive officers of the Company named in the Summary Compensation Table below and all directors and executive officers of the Company as a group.

                                                                 NUMBER OF SHARES OF                NUMBER OF SHARES OF
                                       DIRECTOR                  CLASS A COMMON STOCK               THE LIMITED COMMON
NAME, POSITION WITH THE COMPANY OR   CONTINUOUSLY                 BENEFICIALLY OWNED    PERCENT OF  STOCK BENEFICIALLY
PRINCIPAL OCCUPATION, AND AGE           SINCE      TERM EXPIRES         (A)(B)            CLASS        OWNED (A)(B)
-----------------------------------  ------------  ------------  --------------------   ----------  -------------------
Roger D. Blackwell...                    1995          1999              7,047(c)           *                 6,800
  Professor of Marketing,
  The Ohio State University, 57
Cynthia A. Fields...                     1995          2000             66,252(c)           *                36,287(d)
  President and
  Chief Executive Officer--
  Victoria's Secret Catalogue, 48
E. Gordon Gee...                         1995          2000              2,806(c)           *                 2,354(d)
  President of Brown
  University, 54
Kenneth B. Gilman...                     1995          1998             23,578(c)(e)        *               397,218(d)(f)(g)
  Vice Chairman, 51
Grace A. Nichols...                      1995          1999             37,451(c)           *               195,159(d)
  President and
  Chief Executive Officer--
  Victoria's Secret Stores, 51
Beth M. Pritchard...                     1995          1998             47,194(c)(h)        *                79,331(d)(f)
  President and
  Chief Executive Officer--
  Bath & Body Works, 51
Donald B. Shackelford...                 1995          1999              5,916(c)           *                70,168(d)(f)
  Chairman of the Board and
  Chief Executive Officer of
  State Savings Bank, 65
Alex Shumate...                          1996          2000              1,853(c)           *                     0
  Managing Partner--
  Law Firm of Squire, Sanders &
  Dempsey L.L.P., 47
Leslie H. Wexner...                      1995          1998             87,218(c)           *            66,806,417(d)(g)(i)
  Chairman of the Board and
  Chief Executive Officer, 60
All directors and executive
  officers as a group...                  **            **             300,883(c)(j)        *            67,617,725(d)(g)(k)


                                      PERCENT OF
NAME, POSITION WITH THE COMPANY OR   THE LIMITED
PRINCIPAL OCCUPATION, AND AGE        COMMON STOCK
-----------------------------------  ------------
Roger D. Blackwell...                     *
  Professor of Marketing,
  The Ohio State University, 57
Cynthia A. Fields...                      *
  President and
  Chief Executive Officer--
  Victoria's Secret Catalogue, 48
E. Gordon Gee...                          *
  President of Brown
  University, 54
Kenneth B. Gilman...                      *
  Vice Chairman, 51
Grace A. Nichols...                       *
  President and
  Chief Executive Officer--
  Victoria's Secret Stores, 51
Beth M. Pritchard...                      *
  President and
  Chief Executive Officer--
  Bath & Body Works, 51
Donald B. Shackelford...                  *
  Chairman of the Board and
  Chief Executive Officer of
  State Savings Bank, 65
Alex Shumate...                           **
  Managing Partner--
  Law Firm of Squire, Sanders &
  Dempsey L.L.P., 47
Leslie H. Wexner...                     24.5%
  Chairman of the Board and
  Chief Executive Officer, 60
All directors and executive
  officers as a group...                24.8%

------------

*      Less than 1%.

**     Not applicable.

(a) Unless otherwise indicated, each named person has voting and investment power over the listed shares and such voting and investment power is exercised solely by the named person or shared with a spouse.

(b)    Reflects ownership as of February 23, 1998.

(c) Includes the following number of shares issuable within 60 days upon the exercise of outstanding stock options: Dr.
       Blackwell, 1,250; Ms. Fields, 45,001; Dr. Gee, 1,250; Mr.
       Gilman, 12,501; Ms. Nichols, 20,001; Ms. Pritchard, 32,501;
       Mr. Shackelford, 1,250; Mr. Shumate, 750; Mr. Wexner,
       25,000; and all directors and executive officers as a group, 155,629.

(d) Includes the following number of shares issuable within 60 days upon the exercise of outstanding stock options: Ms.
       Fields 33,750; Dr. Gee 500; Mr. Gilman 243,750; Ms. Nichols,
       166,250; Ms. Pritchard 65,250; Mr. Shackelford 500; Mr.
       Wexner 175,000; and all directors and executive officers as a group, 705,500.

(e) Includes 1,000 shares owned by family members, as to which Mr. Gilman disclaims beneficial ownership.

(f) Includes the following number of shares owned by family members, as to which beneficial ownership is disclaimed: Mr.
       Gilman, 1,117; Ms. Pritchard, 200; and Mr. Shackelford,
       18,685.

(g)    Includes the following number of shares held as of December
       31, 1997 in an employee benefit plan, over which the participant has the power to dispose or withdraw shares: Mr.
       Gilman, 33,701; Mr. Wexner, 530,490; and all directors and executive officers as a group, 599,475.

(h) Includes 1,482 shares, as to which Ms. Pritchard disclaims beneficial ownership.

(i)    Includes 2,000,000 shares held by Health and Science
       Interests, 350,000 shares held by Health and Science
       Interests II, 1,407,717 shares held by The Wexner
       Foundation, 18,750,000 shares held by The Wexner Children's
       Trust, 1,644,600 shares held by the Harry & Hannah Wexner
       Trust and 2,688,800 shares held by the Harry, Hannah & David
       Wexner Trust. Mr. Wexner disclaims beneficial ownership of the shares held by Health and Science Interests, Health and Science Interests II and The Wexner Foundation. Mr. Wexner shares investment and voting power with others with respect to shares held by The Wexner Foundation. The 18,750,000 shares held by the Wexner Children's Trust are held subject to the terms of a Contingent Stock Redemption Agreement entered into on January 26, 1996 between The Limited, Mr.
       Wexner and The Wexner Children's Trust.

(j) Includes 2,482 shares, as to which beneficial ownership is disclaimed.

(k) Includes 3,777,719 shares, as to which beneficial ownership is disclaimed.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE.

     The following table provides information concerning compensation paid by the Company (except, as noted below, for executive officers Wexner and Gilman, whose compensation was paid by The Limited) to each of the named executive officers of the Company for each of the Company's last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                          ANNUAL COMPENSATION                   COMPENSATION AWARDS
                                        -----------------------   -----------------------------------------------
                                                                                  SECURITIES
                                                                  RESTRICTED      UNDERLYING
                                                                    STOCK          OPTIONS           ALL OTHER
                                FISCAL    SALARY      BONUS(2)    AWARDS(3)        AWARDED        COMPENSATION(4)
NAME AND PRINCIPAL POSITION(1)   YEAR      ($)          ($)          ($)             (#)                ($)
------------------------------  ------  ----------   ----------   ----------      ----------      ---------------
Leslie H. Wexner.............    1997   $1,000,000   $1,861,560       --          1,600,000(5)       $135,296
  Chairman of the Board and      1996    1,011,538      915,000       --            200,000(5)        151,629
  Chief Executive Officer                                                           100,000(6)
                                 1995    1,150,000      768,315       --            100,000(5)        148,436

Kenneth B.Gilman.............    1997      900,000    1,228,630   $6,220,313(5)     500,000(5)        195,094
  Vice Chairman                  1996      903,846      603,900       --             50,000(5)        187,192
                                                                                     50,000(6)
                                 1995      941,935      449,820       --             25,000(5)        190,772

Grace A. Nichols.............    1997      700,000    1,400,000    6,171,375(6)     500,000(6)        193,441
  President and Chief            1996      700,000      577,500      184,195(6)      15,000(6)        185,424
  Executive Officer--            1995      683,300      700,000    1,211,381(6)      50,000(6)        185,848
  Victoria's Secret Stores                                                           15,000(5)

Beth M. Pritchard............    1997      690,385      861,280    6,161,563(6)     500,000(6)        166,275
  President and Chief            1996      571,154      575,173      188,140(6)      40,000(6)        160,020
  Executive Officer--            1995      512,475      690,000    1,058,378(6)      50,000(6)        130,115
  Bath & Body Works                                                                  15,000(5)

Cynthia A. Fields............    1997      621,154      875,000    5,093,750(6)     500,000(6)        153,442
  President and Chief            1996      573,077      474,950       42,130(6)      65,000(6)        141,642
  Executive Officer--            1995      541,815      649,970      882,041(6)      50,000(6)        151,168
  Victoria's Secret Catalogue                                                        15,000(5)

------------
(1) Executive officers Wexner and Gilman are also employed by The Limited and received no direct compensation from the Company. The annual base salary and annual bonus opportunity for executive officers Wexner and Gilman in respect of their service with The Limited and its affiliates was determined by The Limited's Compensation Committee and was paid by The Limited.

(2) Represents for each fiscal year the aggregate of the performance-based incentive compensation for the Spring and Fall selling seasons.

(3) Represents for each executive officer the restricted stock awards for the specified fiscal year under the Company's 1995 Stock Option and Performance Incentive Plan for awards of the Company's Class A Common Stock and under The Limited, Inc. 1993 Stock Option and Performance Incentive Plan for awards of The Limited's Common Stock. Information set forth above is based on the closing price of the applicable common stock on the date on which the awards were made.

    On May 20, 1997, 300,000, 300,000 and 250,000 restricted shares of the
    Company's Class A Common Stock were granted to executive officers Nichols, Pritchard and Fields, respectively, and 300,000 restricted shares of The Limited's Common Stock were granted to Mr. Gilman. The per share value of the Company's Class A Common Stock on such date was $20.375 and the per share value of The Limited's Common Stock on such date was $19.50. These awards are earned subject to established financial performance measures and, once earned, vest 10%, 10%, 10%, 15%, 20% and 35% on the first through sixth anniversaries of the grant date, respectively, in each case subject to the holder's continued employment with the executive's employer.

    On March 25, 1997, 3,000 and 2,500 restricted shares of the Company's Class A Common Stock were granted to executive officers Nichols and Pritchard, respectively and 19,750 restricted shares of The Limited's Common Stock were granted to Mr. Gilman. The per share value of the Company's Class A Common Stock on such date was $19.625 and the per share value of The Limited's Common Stock on such date was $18.750. These awards vest 100% one year from the grant date, in each case subject to the holder's continued employment with the executive's employer.

    On February 1, 1997, 7,245 and 7,749 restricted stock performance awards of the Company's Class A Common Stock were granted to executive officers Nichols and Pritchard, respectively. The per share value of the Class A Common Stock on Friday, January 31, 1997 was $17.75. On August 1, 1996, 2,601, 2,367 and 1,971 restricted stock performance awards of the Company's Class A Common Stock were granted to executive officers Nichols, Pritchard and Fields, respectively. The per share value of the Class A Common Stock on such date was $21.375. These awards, which are in respect of 1996 performance, generally vest 10% on the grant date, and 20%, 30% and 40% on the first through third anniversaries of the grant date, in each case subject to the holder's continued employment with the Company.

    On February 1, 1996, 12,975, 19,890 and 7,935 restricted stock performance awards of the Company's Class A Common Stock were granted to executive officers Nichols, Pritchard and Fields, respectively, in respect of 1995 performance. The per share value of the Class A Common Stock on such date was $14.75. These awards generally vest as set forth in the preceding paragraph, in each case, subject to the holder's continued employment with the Company.

    On October 24, 1995, 60,000, 45,000 and 45,000 restricted shares of the Company's Class A Common Stock were awarded to executive officers Nichols, Pritchard and Fields, respectively, in consideration of the cancellation of March 1, 1994 grants of restricted shares of The Limited's Common Stock to such executive officers. The per share value of the Class A Common Stock on such date was the Initial Public Offering price of $17.00 per share. These awards vest 100% on March 1, 1999, in each case, subject to the holder's continued employment with the Company.

    As of January 31, 1998, the aggregate holdings of restricted shares of the Company's Class A Common Stock and the market value of such holdings for such named executive officers were: Ms. Nichols, 380,425 shares, $9,629,508; Ms. Pritchard, 370,055 shares, $9,367,017; and Ms. Fields, 301,935,
    $7,642,730 (based on the $25.3125 fair market value of the Company's Class A Common Stock as of Friday, January 30, 1998).

    As of January 31, 1998, the aggregate holdings of the restricted shares of The Limited's Common Stock and the market value of such holdings for each of the named executive officers were: Mr. Wexner, 13,000 shares, $344,500; Mr. Gilman, 326,250 shares, $8,645,625; Ms. Nichols, 10,620 shares, $281,430;
    Ms. Pritchard, 6,720 shares, $178,080; and Ms. Fields, 4,320 shares, $114,480 (based on the $26.50 fair market value of a share of The Limited's Common Stock as of Friday, January 30, 1998).

    Dividends will not be paid or accrue with respect to shares of restricted stock until such shares vest.

(4) Represents for each executive officer, the amount of employer matching and supplemental contributions allocated to his or her account under certain of The Limited's qualified and non-qualified defined contribution plans during 1997.

(5) Denominated in shares of The Limited's Common Stock.

(6) Denominated in shares of the Company's Class A Common Stock.

LONG-TERM INCENTIVE PLAN AWARDS.

     No awards were granted in respect of the 1997 fiscal year to the named executive officers other than the restricted stock performance awards as disclosed in the Summary Compensation Table.

STOCK OPTIONS.

     The following table sets forth certain information regarding stock options granted to the executive officers named in the Summary Compensation Table during the Company's 1997 fiscal year.

                       OPTION GRANTS IN FISCAL YEAR 1997

                                         INDIVIDUAL
                                          GRANTS(1)                                  POTENTIAL REALIZABLE
                                        -------------                                  VALUE AT ASSUMED
                                        PERCENTAGE OF                                ANNUAL RATES OF STOCK
                         SECURITIES     TOTAL OPTIONS                               PRICE APPRECIATION FOR
                         UNDERLYING      GRANTED TO       EXERCISE                      OPTION TERM(2)
                           OPTIONS      ASSOCIATES IN      PRICE       EXPIRATION  -------------------------
         NAME           GRANTED(1)(#)    FISCAL YEAR    PER SHARE($)      DATE        5%($)        10%($)
----------------------  -------------   -------------   ------------   ----------  -----------   -----------
Leslie H. Wexner......    1,600,000(3)      22.01%        $22.1375(4)   07/02/07   $22,275,448   $56,450,358

Kenneth B. Gilman.....      500,000(3)       6.88%         19.5000      05/21/07     6,131,723    15,538,989

Grace A. Nichols......      500,000(5)      16.94%         20.3750      05/21/07     6,406,864    16,236,251

Beth M. Pritchard.....      500,000(5)      16.94%         20.3750      05/21/07     6,406,864    16,236,251

Cynthia A. Fields.....      500,000(5)      16.94%         20.3750      05/21/07     6,406,864    16,236,251

------------
(1) On July 1, 1997, options were granted to Mr. Wexner, and, on May 20, 1997, options were granted to Mr. Gilman pursuant to The Limited, Inc. 1993 Stock Option and Performance Incentive Plan (1997 Restatement). On May 20, 1997, options were granted to executive officers Nichols, Pritchard and Fields pursuant to the Company's 1995 Stock Option and Performance Incentive Plan (1997 Restatement). Such options vest 10%, 10%, 10%, 15%, 20% and 35% on the first through sixth anniversaries of the grant date, respectively, in each case subject to the holder's continued employment with the executive's employer.

(2) The assumed rates of growth were selected by the Securities and Exchange Commission (the "Commission") for illustrative purposes only and are not intended to predict or forecast future stock prices.

(3) Denominated in shares of The Limited's Common Stock.

(4) The per share exercise price of all such options to Mr. Wexner is set at 110% of the fair market value of the stock on the date of grant.

(5) Denominated in shares of the Company's Class A Common Stock.

     The following table sets forth certain information relating to stock options exercised and the number and value of shares of The Limited's Common Stock and the Company's Class A Common Stock subject to the stock options held by the executive officers named in the Summary Compensation Table during the Company's 1997 fiscal year and the year-end value of unexercised options held by such executive officers.

                AGGREGATED OPTION EXERCISES IN 1997 FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS AT
                         SHARES                          OPTIONS AT FISCAL YEAR-END                FISCAL YEAR-END
                       ACQUIRED ON       VALUE        ---------------------------------   ---------------------------------
        NAME           EXERCISE(1)   REALIZED(2)($)   EXERCISABLE(#)   UNEXERCISABLE(#)   EXERCISABLE($)   UNEXERCISABLE($)
---------------------  -----------   --------------   --------------   ----------------   --------------   ----------------
Leslie H. Wexner.....     --             --               25,000(3)          75,000(3)      $   93,125(3)     $  279,375(3)
                                                         137,500(4)       1,812,500(4)       1,113,750(4)      8,471,250(4)

Kenneth B. Gilman....    31,250         $384,766           4,167(3)          45,833(3)          46,618(3)        512,757(3)
                                                         222,917(4)         564,583(4)       1,629,430(4)      4,124,476(4)

Grace A. Nichols.....    10,000           98,750          16,251(3)         548,749(3)         145,868(3)      2,906,320(3)
                                                         158,750(4)          11,250(4)       1,015,000(4)        103,125(4)

Beth M. Pritchard....     --             --               22,501(3)         567,499(3)         215,790(3)      3,116,085(3)
                                                          58,500(4)          10,500(4)         384,250(4)         96,000(4)

Cynthia A. Fields....    40,000          377,500          28,751(3)         586,249(3)         285,711(3)      3,325,851(3)
                                                          56,500(4)          10,500(4)         296,750(4)         96,000(4)

------------
(1) All such shares acquired on exercise represent shares of The Limited's Common Stock.

(2) Calculated on the basis of the number of shares exercised, multiplied by the excess of the fair market value of a share of The Limited's Common Stock on the date of exercise over the exercise price of such option.

(3) Denominated in shares of the Company's Class A Common Stock. Value is calculated on the basis of the number of shares subject to such option, multiplied by the excess of the fair market value of a share of the Company's Class A Common Stock on the last trading day prior to fiscal year-end ($25.3125) over the exercise price of such option.

(4) Denominated in shares of The Limited's Common Stock. Value is calculated on the basis of the number of shares subject to each such option, multiplied by the excess of the fair market value of a share of The Limited's Common Stock on the last trading day prior to fiscal year-end ($26.50) over the exercise price of such option.

COMPENSATION OF DIRECTORS.

     Directors who are not associates of the Company receive an annual retainer of $20,000 per year (increased by $2,000 for each committee chair held), plus a fee of $1,000 for each Board meeting attended ($500 for a telephonic meeting) and, as committee members, receive $750 per committee meeting attended ($200 for a telephonic meeting). Each action in writing taken by the Board or any committee entitles each such director to be paid $200. Associates and officers who are directors receive no additional compensation for services rendered as directors. Under the Company's 1995 Non-Associate Director Stock Plan, each director who is not an associate of the Company receives (i) annual grants of options to acquire 1,000 shares of the Company's Class A Common Stock at an exercise price equal to the fair market value of the underlying shares on the date of grant and (ii) 50% of the annual retainer in shares of the Company's Class A Common Stock.

EMPLOYMENT AGREEMENTS WITH CERTAIN EXECUTIVE OFFICERS.

     In 1997, the Company entered into individual employment agreements with Executive Officers Nichols, Pritchard and Fields. Pursuant to these agreements, Ms. Nichols serves as President and Chief Executive Officer-Victoria's Secret Stores, Ms. Pritchard serves as President and Chief Executive Officer-Bath and Body Works and Ms. Fields serves as President and Chief Executive Officer-Victoria's Secret Catalogue. The initial term of each agreement is six years, with automatic one-year extensions thereafter unless either party gives written notice to the contrary. Ms. Nichols' and Ms. Pritchard's agreements provide for an initial base salary of $700,000 and Ms. Fields' agreement provides for an initial base salary of $625,000. Option grants and the value of performance-based stock awards made in 1997 pursuant to the agreements are disclosed in the Summary Compensation Table. Each agreement also provides for incentive plan participation as determined by the Board and life insurance coverage of $5 million. Under each agreement, upon the failure of the Company to extend the agreement or the termination of the executive's employment either by the Company without cause or by the executive for good reason, the executive will continue to receive her base salary for one year after the termination date. Under the agreements, each executive agrees not to compete with the Company or solicit its employees or customers during the employment term and for one year thereafter. Each executive's agreement provides for disability benefits in addition to the benefits available under the Company's disability plans. In the event any "parachute" excise tax is imposed on an executive, she will be entitled to tax reimbursement payments.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

     The Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, are required to file reports of ownership and changes in ownership of the Company's equity securities with the Commission and the New York Stock Exchange. Copies of those reports must also be furnished to the Company.

     Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal 1997 its executive officers, directors and greater than ten-percent beneficial owners complied with such filing requirements.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee") reviews and approves the Company's executive compensation philosophy and policies and the application of such policies to the compensation of executive officers. Messrs. Wexner and Gilman were compensated by The Limited and did not participate in the Company's compensation programs. The Company's compensation programs and compensation philosophy are generally consistent with those of The Limited. The Company and the Committee have also retained independent compensation consultants to assist in developing, and periodically assessing the reasonableness of, the Company's executive officer compensation program.

COMPENSATION PHILOSOPHY.

     The Company seeks to apply a consistent philosophy to compensation for all leadership associates, including senior executives. The primary goal of the compensation program has been increasingly to link total executive compensation to business performance that enhances stockholder value. Accordingly, total compensation for leadership individuals is structured to provide a lower proportion as fixed compensation and a much higher variable proportion keyed to business unit and Company performance.

Our philosophy is based on the following basic principles:

  To Pay for Outstanding Performance.

     The Company believes in paying for results. Individuals in leadership roles are compensated based on a combination of total company, business unit and individual performance factors. Total company and business unit performance are evaluated primarily on the degree by which financial targets are met. Individual performance is evaluated based upon several factors, including building brand identity, attainment of specific merchandise and financial objectives, building and developing a strong leadership team, developing an infrastructure to support future business growth and controlling expenses. In addition, a significant portion of total compensation is in the form of equity-based award opportunities to directly tie any increased compensation to increased stockholder value.

  To Pay Competitively.

     The Company is committed to providing a total compensation program designed to attract the best senior leaders to the business and to retain the best, consistently highest performers. To achieve this goal, the Company annually compares its pay practices and overall pay levels with other leading retail and where appropriate, non-retail companies, and sets pay guidelines based on this review.

  To Pay Equitably.

     The Company believes that it is important to apply generally consistent guidelines for all leadership compensation programs across business units, considering the size, complexity, stage of development and performance of the business, along with the performance of the individual executive.

PRINCIPAL COMPENSATION ELEMENTS.

     The principal elements of executive compensation at the Company are base salary, short-term performance-based cash incentive compensation and equity-based incentive programs. In determining guidelines for each compensation element, the Company participates in compensation surveys which include approximately 75 national and regional specialty and department store retail businesses, chosen because of their general similarity to the Company in business and merchandise focus. In addition, the Company participates in special surveys focusing on specific segments of the business, such as merchandise design and the personal care products business. The Company, along with its compensation consultants, analyzes executive compensation levels and practices relative to the performance of these competitor companies and, from this information, develops pay guidelines that generally target, and place the Company in, the 75th to 90th percentile of pay for those executives with exceptional performance. The competitor group that is surveyed is subject to periodic review and is modified from time to time to reflect new businesses, mergers, acquisitions and changes in business focus. The competitor group contains approximately 50% of the companies in the S&P Retail Stores Composite Index represented in the Stockholder Return Graph below. The Company generally attempts to design all incentive and equity-based compensation programs to meet the requirements for deductibility under the Internal Revenue Code of 1986, as amended (the "Code").

  Base Salary.

     The Committee annually reviews and approves the base salary of each executive officer and business president. In determining salary adjustments, the Committee considers the size and responsibility of the individual's position, the business unit's overall performance, the individual's overall performance and future potential and the base salaries paid by competitors to employees in comparable positions. Individual performance is measured against the following factors: seasonal and annual business goals, brand strategy execution and business growth goals, and the recruitment and development of leadership talent. These factors are considered subjectively in the aggregate, and none of these factors is accorded a formula weight.

  Performance-Based Cash Incentive Compensation.

     The Company has employed a short-term performance-based cash incentive compensation program for specified key leadership positions that provides for incentive payments based on the extent to which pre-established objective goals for each six-month operating season are attained.

     For most businesses, the goals under this plan are based on operating income. However, goals also may be based on other objectives and/or criteria, depending on the business unit and its strategy. These goals are set at the beginning of each six-month season, and are based on an analysis of historical performance and growth expectations for that business, financial results of other comparable businesses both inside and outside the Company, and progress toward achieving the strategic plan for that business. Target cash incentive compensation opportunities are established annually for eligible executives stated as a specific percent of base salary. The amount of performance-based incentive compensation earned by participating executives can range from zero to double their incentive target, based upon the extent to which the pre-established financial goals are achieved.

  Equity-Based Incentive Programs.

     The Committee believes that continued emphasis on equity-based compensation opportunities encourages performance that enhances stockholder value, thereby further linking leadership and shareholder objectives. In 1997, continuing a program that commenced in 1995, the Committee awarded equity-based incentive compensation under two programs: a stock option program, and a restricted stock program under which shares of stock are earned based on attainment of specified financial performance objectives. The Committee also believes that stock awards, the ultimate vesting of which is subject to continued employment, assist the Company in retaining key high performing executives.

     Award opportunities for each eligible participant are based on guidelines which include size of the executive's business unit, the individual's responsibility level within that business, competitive practice, and the market price of the Company's Common Stock. In determining the awards for an executive officer, the Committee evaluated competitive practice and the executive officer's performance and criticality to the business.

     Stock Options. In 1997, stock options were awarded to executives in the amounts set forth in the Option Grants in Fiscal Year 1997 Table above. The option program utilizes vesting periods to encourage retention of key executives. The options granted to Mr. Wexner, Mr. Gilman, Ms. Nichols, Ms. Pritchard and Ms. Fields vest, subject to continued employment, on a graduated basis over a period of six years. The exercise price for each option granted, with the exception of the options granted to Mr. Wexner (who was granted above-market value options), is equal to the fair market value of the underlying common stock on the date of grant.

     Performance-Based Restricted Stock. In 1997, with the exception of Mr. Wexner, Mr. Gilman, Ms. Nichols, Ms. Pritchard and Ms. Fields, the Committee continued a program commenced in 1995 under which specific key executives are eligible to receive restricted stock based on the achievement of pre-established financial goals. Through this program, executives can earn from zero to double their targeted number of restricted shares based upon the extent to which financial goals are achieved. In 1997, special restricted stock grants, as outlined in the Summary Compensation Table, were made to Mr. Gilman, Ms. Nichols, Ms. Pritchard and Ms. Fields and are earned based on attainment of specified financial goals. If earned, these shares vest on a graduated basis over six years, subject to continued employment with the Company.

CEO COMPENSATION.

     In the last completed fiscal year, Mr. Wexner's compensation was determined by the Compensation Committee of The Limited and was therefore based on the performance of, and paid by, The Limited.

                                            Compensation Committee

                                            Donald B. Shackelford, Chair
                                            E. Gordon Gee

                            STOCKHOLDER RETURN GRAPH

     The following graph shows the changes, during fiscal 1997 and 1996 and the three-month period in fiscal 1995 commencing after the initial public offering of the Class A Common Stock (the "Initial Public Offering"), in the value of $100 invested in Class A Common Stock of the Company, the Standard & Poor's 500 Composite Stock Price Index and the Standard & Poor's Retail Stores Composite Index. The plotted points represent the closing price on the last day of the fiscal year indicated.

                COMPARISON OF 27 MONTH CUMULATIVE TOTAL RETURN*
                 AMONG INTIMATE BRANDS, INC., THE S&P 500 INDEX
                       AND THE S&P RETAIL COMPOSITE INDEX

        MEASUREMENT PERIOD              'INTIMATE                              S&P RETAIL
      (FISCAL YEAR COVERED)           BRANDS, INC.'          S&P 500            COMPOSITE
10/24/95                                   100                 100                 100
JAN-96                                      87                 108                 103
JAN-97                                     104                 134                 119
JAN-98                                     149                 167                 178

* $100 INVESTED IN STOCK OR IN INDEX ON
  10/24/95 -- INCLUDING REINVESTMENT OF
  DIVIDENDS. FISCAL YEAR ENDING JANUARY 31.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth the names of all persons who, on February 23, 1998, were known by the Company to be the beneficial owners (as defined in the rules of the Commission) of more than 5% of the shares of Common Stock of the Company:

                                                                           AMOUNT      PERCENT
NAME AND ADDRESS                                              CLASS OF  BENEFICIALLY     OF
OF BENEFICIAL OWNER                                            COMMON      OWNED        CLASS
-------------------                                           --------  ------------   -------
The Limited, Inc............................................  Class B   210,000,000     100.0%
       Three Limited Parkway
       P.O. Box 16000
       Columbus, Ohio 43216

FMR Corp.(1)................................................  Class A     5,535,600      13.0%
       82 Devonshire Street
       Boston, Massachusetts 02109

The Capital Group Companies, Inc.(2)........................  Class A     3,656,000       8.6%
       333 South Hope Street
       Los Angeles, California 90071

------------
(1) FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson and certain subsidiaries of FMR Corp. may be deemed to be members of a "group" as such term is defined in the rules promulgated by the Commission. The FMR Group is the beneficial holder of the Company's Common Stock as a result of the investment-related activities of certain subsidiaries of FMR Corp. Members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR Corp. representing approximately 49% of its voting power. Mr. Johnson 3d, the chairman of FMR Corp., owns 12% of the aggregate outstanding voting stock of FMR Corp. and Ms. Johnson, a director of FMR Corp., owns 24.5% of the aggregate outstanding voting stock of FMR Corp.

(2) The Capital Group Companies, Inc. ("Capital") is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities reported in their
    Schedule 13Gs. The investment management companies, which include a "bank" as defined in Section 3(a)6 of the Securities Exchange Act of 1934 (the "Act") and several investment advisors registered under Section 203 of the Investment Advisors Act of 1940, provide investment advisory and management services for their respective clients which include registered investment companies and institutional accounts. Capital does not have investment power or voting power over any of the securities mentioned herein; however, Capital may be deemed to beneficially own such securities by virtue of Rule 13d-3 under the Act.

                 RELATIONSHIP AND TRANSACTIONS WITH THE LIMITED

     The Limited owns 100% of the outstanding Class B Common Stock of the Company, which represents approximately 94% of the combined voting power of all of the Company's outstanding Common Stock. The Limited has advised the Company that its current intent is to continue to hold all of the Class B Common Stock beneficially owned by it. However, The Limited has no agreement with the Company not to sell or distribute such shares and there can be no assurance concerning the period of time during which The Limited will maintain its beneficial ownership of Common Stock. Beneficial ownership of at least 80% of the total voting power and value of the outstanding Common Stock is required in order for The Limited to continue to include the Company in its consolidated group for federal income tax purposes and ownership of at least 80% of the total voting power and 80% of each class of nonvoting capital stock is required in order for The Limited to be able to effect a tax-free spin-off of the Company in the future.

INTERCOMPANY ARRANGEMENTS.

     The Company's relationship with The Limited is governed, in part, by agreements entered into in connection with the Initial Public Offering, including a services agreement, a corporate agreement, several lease agreements, several shared facilities agreements and a tax-sharing agreement, the material terms of which are summarized below.

     The following summary of the material terms of the agreements does not purport to be complete and is qualified in its entirety by reference to the forms of the relevant agreements, copies of which were filed with the Commission as exhibits to the Company's Registration Statement filed in connection with the Initial Public Offering, and are available for inspection at the Commission.

  Services Agreement.

     The Company and The Limited are parties to an intercompany services and operating agreement (the "Services Agreement") with respect to services provided by The Limited (or subsidiaries of The Limited) to the Company. The services provided by The Limited to the Company include, among other things, certain accounting, aircraft, associate benefit plan administration, audit, cash management, corporate development, corporate secretary, governmental affairs, human resources and compensation, investor and public relations, international expansion, import and shipping, legal, real estate, risk management, store design/planning, tax and treasury services. The Services Agreement provides that such services are to be provided in exchange for fees which (based on current costs for such services) management believes do not exceed fees that would be paid if such services were provided by independent third parties. Under the Services Agreement, the fees for services provided by The Limited to the Company during 1997 were approximately $51,376,000.

     In addition to the identified services, during fiscal 1997, The Limited continued coverage of the Company under The Limited's umbrella liability, property, casualty and fiduciary insurance policies. The Company reimburses The Limited for the portion of The Limited's premium cost with respect to such insurance that is attributable to coverage of the Company. Either The Limited or the Company may terminate such coverage under The Limited's policies at any time upon prior written notice during the 90 days prior to the anniversary date of the policy, provided that termination of coverage by the Company may only be for nonpayment and only if a replacement policy, acceptable to The Limited, is entered into by the Company.

     The Services Agreement further provides for eligible associates of the Company to participate in The Limited's associate benefit plans. In addition to a monthly services fee, the Company reimburses The Limited for The Limited's costs (including any contributions and premium costs and including certain third-party expenses and allocations of certain personnel expenses of The Limited) relating to participation by the Company's associates in any of The Limited's benefit plans.

     The Services Agreement has an initial term of five years and will be renewed automatically thereafter for successive one-year terms, unless either the Company or The Limited elects not to renew the Services Agreement. After the initial five-year term, the Services Agreement may be terminated at any time by either party upon six months' written notice. Furthermore, the Services Agreement is subject to early termination by either the Company or The Limited upon six months' written notice if The Limited ceases to own shares of Common Stock representing more than 50% of the combined voting power of the Common Stock of the Company, whether as a result of a tax-free spin-off of the Company or otherwise.

  Lease Agreement.

     The businesses operated by the Company entered into lease agreements with The Limited or one or more subsidiaries of The Limited (collectively, the "Lease Agreement") pursuant to which The Limited, directly or indirectly, leased to the relevant businesses of the Company a distribution center and headquarters office space. The Lease Agreement provides for the lessee to lease space at an average annual rental rate equal to $11.00 per square foot, in the case of office space, and $2.85 per square foot, in the case of the distribution centers, subject to adjustment based on the consumer price index every third year. The Company paid The Limited (or subsidiaries of The Limited) approximately $10,022,000 in lease payments during 1997.

     The Lease Agreement has an initial term of fifteen years and will be renewed automatically thereafter for successive five-year terms unless either the lessor or lessee (or sublessor or sublessee) elects not to renew the Lease Agreement upon at least one year's notice.

  Shared Facilities Agreement.

     Certain businesses operated by the Company and certain businesses operated by The Limited entered into shared facilities agreements (collectively, the "Shared Facilities Agreement") pursuant to which the relevant businesses operated by the Company sub-leased facilities from the relevant businesses operated by The Limited. Under the Shared Facilities Agreement, the sublessee is responsible for its pro rata share (based on square feet occupied) of all costs and expenses (principally fixed rent) under the relevant lease, plus the portion of any performance-based rent attributable to the sublessee. In 1997, the Company paid The Limited approximately $38,700,000 for the portion of the cost and expenses attributable to it under the relevant leases.

  Tax-Sharing Agreement.

     The Company is included in The Limited's federal consolidated income tax group and the Company's federal income tax liability is included in the consolidated federal income tax liability of The Limited and its subsidiaries. In certain circumstances, certain subsidiaries of the Company are also included with certain subsidiaries of The Limited (other than subsidiaries of the Company) in combined, consolidated or unitary income tax groups for state and local tax purposes. The Company and The Limited entered into a tax-sharing agreement (the "Tax-Sharing Agreement") pursuant to which the Company and The Limited make payments between them such that, with respect to any period, the amount of taxes to be paid by the Company, subject to certain adjustments, will be determined as though the Company were to file separate federal, state and local income tax returns (including, except as provided below, any amounts determined to be due as a result of a redetermination of the tax liability of The Limited arising from an audit or otherwise) as the common parent of an affiliated group of corporations filing combined, consolidated or unitary (as applicable) federal, state and local returns rather than a consolidated subsidiary of The Limited with respect to federal, state and local income taxes. The Company will be reimbursed, however, for tax attributes that it generates, such as net operating losses, if and when they are used on a consolidated basis.

     In determining the amount of tax-sharing payments under the Tax-Sharing Agreement, The Limited prepares for the Company pro forma returns with respect to federal and applicable state and local income taxes that reflect the same positions and elections used by The Limited in preparing the returns for The Limited's consolidated group and other applicable groups. The Limited continues to have all the rights of a parent of a consolidated group (and similar rights provided for by applicable state and local law with respect to a parent of a combined, consolidated or unitary group), is the sole and exclusive agent for the Company in any and all matters relating to the income, franchise and similar tax liabilities of the Company, is solely and exclusively responsible for the preparation and filing of consolidated federal and consolidated or combined state income tax returns (or amended returns), and has the power, in its sole discretion, to contest or compromise any asserted tax adjustment or deficiency and to file, litigate or compromise any claim for refund on behalf of the Company. In addition, The Limited provides the aforementioned services with respect to the Company's separate state and local returns and the Company's foreign returns. Under the Tax-Sharing Agreement, the Company must pay The Limited a fee intended to reimburse The Limited for all direct and indirect costs and expenses incurred with respect to the Company's share of the overall costs and expenses incurred by The Limited with respect to tax-related services.

     In general, the Company will be included in The Limited's consolidated group for federal income tax purposes for so long as The Limited beneficially owns at least 80% of the total voting power and value of the outstanding Common Stock. Each member of a consolidated group is jointly and severally liable for the federal income tax liability of each other member of the consolidated group. Accordingly, although the Tax-Sharing Agreement allocates tax liabilities between the Company and The Limited, during the period in which the Company is included in The Limited's consolidated group, the Company could be liable in the event that any federal tax liability is incurred, but not discharged, by any other member of The Limited's consolidated group.

  Corporate Agreement.

     The Company and The Limited are parties to a corporate agreement (the "Corporate Agreement") under which the Company granted to The Limited a continuing option, transferable to any of its subsidiaries, to purchase, under certain circumstances, additional shares of Class B Common Stock or shares of nonvoting capital stock of the Company (the "Stock Option"). The Corporate Agreement further provides that, upon the request of The Limited, the Company will use its best efforts to effect the registration under the applicable federal and state securities laws of any of the shares of Class B Common Stock and nonvoting capital stock (and any other securities issued in respect of or in exchange for either) held by The Limited for sale in accordance with The Limited's intended method of disposition thereof, and will take such other actions as may be necessary to permit the sale thereof in other jurisdictions, subject to certain limitations specified in the Corporate Agreement. The Company will pay all out-of-pocket costs and expenses in connection with each such registration that The Limited requests or in which The Limited participates. The Corporate Agreement also restricts the Company from taking certain actions for so long as The Limited maintains beneficial ownership of a majority of the number of outstanding shares of the Company's Common Stock.

INTERCOMPANY OBLIGATIONS.

     The Company has intercompany obligations to The Limited in an aggregate amount of $350 million (the "Mirror Notes"), which mature as follows: $100 million on August 15, 1999 (the "1999 Notes"), $150 million on February 1, 2001 (the "2001 Notes"), and $100 million on March 15, 2023 (the "2023 Notes"). The 1999 Notes, the 2001 Notes and the 2023 Notes represent the Company's proportionate share of certain long-term debt of The Limited, and the interest rates and maturities of the Mirror Notes parallel those of the corresponding debt of The Limited.

     The 1999 Notes bear interest (payable on February 15 and August 15 of each year) at a rate of 8 7/8% per annum, the 2001 Notes bear interest (payable on February 1 and August 1 of each year) at a rate of 9 1/8% per annum and the 2023 Notes bear interest (payable on March 15 and September 15 of each year) at a rate of 7 1/2% per annum. Each of the 1999 Notes, the 2001 Notes and the 2023 Notes are to be automatically prepaid concurrently with any prepayment of the corresponding debt of The Limited. The debt of The Limited corresponding to the 2023 Notes is subject to early redemption by The Limited at its option beginning in 2013 at specified declining premiums. The 1999 Notes and the 2001 Notes are not subject to early redemption by The Limited.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     During the Company's 1997 fiscal year, Coopers & Lybrand L.L.P. served as the Company's independent public accountants and in that capacity rendered an opinion on the Company's consolidated financial statements as of and for the fiscal year ended January 31, 1998. The Company annually reviews the selection of its independent public accountants; no selection has yet been made for the current fiscal year.

     Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting. They will be available to respond to appropriate questions and may make a statement if they so desire.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the meeting, it is the intention of each of the persons named in the proxy to vote in accordance with his judgment on such matters.

                             STOCKHOLDER PROPOSALS

     Any proposals of stockholders which are intended to be presented at the next Annual Meeting of Stockholders, but which are not received by the Secretary of the Company at the principal executive offices of the Company on or before December 21, 1998, may be omitted by the Company from the Proxy Statement and form of proxy relating to that meeting.

                            EXPENSES OF SOLICITATION

     The expense of preparing, assembling, printing and mailing the proxy form and the form of material used in solicitation of proxies will be paid by the Company. In addition to the use of the mails, solicitation may be made by employees of the Company by telephone, mailgram, facsimile, telegraph, cable and personal interview. The Company has retained Shareholder Communications Corporation, New York, New York, to aid in the solicitation of proxies with respect to shares held by brokerage houses, custodians, fiduciaries and other nominees for a fee of approximately $8,000, plus expenses. The Company does not expect to pay any other compensation for the solicitation of proxies.

                                            By Order of the Board of Directors

                                            /s/ Leslie H. Wexner

                                            Leslie H. Wexner
                                            Chairman of the Board

                                INTIMATE BRANDS, INC.

                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                           ANNUAL MEETING OF STOCKHOLDERS
                                    MAY 18, 1998
         The undersigned hereby appoints Leslie H. Wexner and Kenneth B. Gilman, and each of them, proxies, with full power of substitution, to vote for the undersigned all shares of Class A Common Stock of Intimate Brands, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 18, 1998 at 10:30 a.m., Eastern Daylight Time, and at any adjournments thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournments thereof.

                Election of Directors, Nominees:

                Kenneth B. Gilman, Beth M. Pritchard, Leslie H. Wexner

         SAID PROXIES ARE DIRECTED TO VOTE AS MARKED ON THE REVERSE SIDE AND IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.
    P
    R
    O
    X
    Y

                            (Continued and to be signed on the reverse side)

--------------------------------------------------------------------------------

                           O  FOLD AND DETACH HERE  O

           X      PLEASE MARK YOUR
                  VOTES AS IN THIS
                  EXAMPLE.

           X

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE
    "FOR" EACH OF THE NAMED NOMINEES. IF NO
    SPECIFICATION IS INDICATED, THE SHARES
    REPRESENTED BY THIS PROXY WILL BE VOTED AS
    RECOMMENDED BY THE BOARD.

                                                                         6395

[CAPTION]
                    [S]     [C]

                     FOR           WITHHELD

                     FOR

    1. Election of

     Directors

     (see reverse)

    For, except vote
    withheld from the
    following nominee(s):

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting of
                                                  Stockholders and Proxy
                                                  Statement dated April 20,
                                                  1998.

IMPORTANT: Please date this Proxy and sign exactly as your name or names appear hereon. If stock is
                                                  held jointly, signature
                                                  should include both names.
                                                  Executors, Administrator,
                                                  Trustees, Guardians and
                                                  others signing in a
                                                  representative capacity
                                                  should indicate full
                                                  titles.

    SIGNATURE(S)  DATE  _______

--------------------------------------------------------------------------------

                           O  FOLD AND DETACH HERE  O

                                     PROXY
                             INTIMATE BRANDS, INC.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 1998

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NAMED NOMINEES. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD.

Election of Directors, Nominees:

Kenneth B. Gilman, Beth M. Pritchard, Leslie H. Wexner

1. Election of Directors      [ ] FOR                              [ ] WITHHELD

   For, except vote withheld from following nominee(s):

   -----------------------------------------------------------------------------
                (Continued and to be signed on the reverse side)

    The undersigned hereby appoints Leslie H. Wexner and Kenneth B. Gilman, and each of them, proxies, with full power of substitution, to vote for the undersigned all shares of Class A Common Stock of Intimate Brands, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 18, 1998 at 10:30 a.m., Eastern Daylight Time, and at any adjournments thereof, upon the matters described in the accompanying Proxy Statement and upon any other business that may properly come before the meeting or any adjournments thereof.

    The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 20, 1998.

                                                  Dated:

    ----------------------------------------------------------------------------
                                                  , 1998

                                                  ------------------------------
                                                            Signature

                                                  ------------------------------
                                                   Signature (if jointly held)

                                                  IMPORTANT: PLEASE DATE THIS
                                                  PROXY AND SIGN EXACTLY AS YOUR
                                                  NAME OR NAMES APPEAR HEREON.
                                                  IF STOCK IS HELD JOINTLY,
                                                  SIGNATURE SHOULD INCLUDE BOTH
                                                  NAMES. EXECUTORS,
                                                  ADMINISTRATORS, TRUSTEES,
                                                  GUARDIANS AND OTHERS SIGNING
                                                  IN A REPRESENTATIVE CAPACITY
                                                  SHOULD INDICATE FULL TITLES.